Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

NEW MISONIX, INC.,

A STOCK CORPORATION

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

ARTICLE I

The name of the corporation is New Misonix, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

ARTICLE III

Section 1. Authorized Capital Stock. The Corporation is authorized to issue two classes of capital stock, designated “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation is authorized to issue is 47,000,000 shares, consisting of 45,000,000 shares of Common Stock, par value $0.0001 per share, and 2,000,000 shares of Preferred Stock, par value $0.0001 per share.

Section 2. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby authorized to provide from time to time by resolution or resolutions for the creation and issuance, out of the authorized and unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a certificate (a “Certificate of Designation”) pursuant to the DGCL, setting forth such resolution. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a)    the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b)    the voting powers, if any, and whether such voting powers are full or limited in such series;

(c)    the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d)    whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(e)    the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(f)    the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(g)    the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(h)    the provisions, if any, of a sinking fund applicable to such series; and

(i)    any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof.

The resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in the Certificate of Designation in accordance with this Certificate of Incorporation. Unless otherwise provided in the Certificate of Designation establishing a series of Preferred Stock, the Board may, by resolution or resolutions, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series and, if the number of shares of such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 3. Common Stock. Subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

ARTICLE IV

Section 1. Ability of the Board to Adopt Bylaws. The Board may make, amend, and repeal the Bylaws of the Corporation. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) in the manner provided in the Bylaws of the Corporation. The Corporation may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law.

Section 2. Ability of Stockholders to Amend Bylaws. Any Bylaw made by the Board may be amended or repealed by the stockholders in the manner provided in the Bylaws of the Corporation, except that notwithstanding anything contained in this Certificate of Incorporation or the Bylaws to the contrary, the Bylaws may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 50% of the voting power of the outstanding Voting Stock (as defined below), voting together as a single class. For the purposes of this Certificate of Incorporation, “Voting Stock” means stock of the Corporation of any class or series entitled to vote generally in the election of members of the Board (the “Directors”).

ARTICLE V

Section 1. Actions of Stockholders; Establishing Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock:

(a)    any action required or permitted to be taken by the stockholders of the Corporation may be taken either at a duly called annual or special meeting of stockholders of the Corporation or without a meeting by means of any consent in writing or by electronic transmission of such stockholders, each in accordance with the terms of the Bylaws of the Corporation; and

(b)    special meetings of stockholders of the Corporation may be called only by a majority of the total number of Directors that the Corporation would have if there were no vacancies on the Board (the “Whole Board”) and by 50% of the voting power of the outstanding Voting Stock, voting together as a single class.

Section 2. Conduct of Business at Meetings of Stockholders. At any annual meeting or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Corporation.

ARTICLE VI

Section 1. Number of Directors. The number of Directors that shall constitute the Board shall be fixed exclusively by resolutions adopted by the Whole Board.

Section 2. Newly Created Directorships; Vacancies and Decrease in Number of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Certificate of Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

ARTICLE VII

To the full extent permitted by the DGCL and any other applicable law currently or hereafter in effect, no Director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a Director of the Corporation. No repeal or modification of this Article VII will adversely affect the protection of any Director of the Corporation provided hereby in relation to any breach of fiduciary duty or other act or omission as a Director of the Corporation occurring prior to the effectiveness of such repeal or modification. If the DGCL or such other law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL or such other law, as so amended.

ARTICLE VIII

Section 1. Amendments, Repeal, Etc. Generally. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.

Section 2. Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Certificate of Incorporation (including each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Section 3. Incorporator. The name and mailing address of the incorporator is:

Stavros Vizirgianakis

1938 New Highway

Farmingdale, New York 11735

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IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 22nd day of May, 2019.

/s/ Stavros Vizirgianakis
Stavros Vizirgianakis
Sole Incorporator